James M. Halley Q.C., 2	Derek J. Mullan, Q.C.	R. Stuart Wells
M. Douglas Howard	W.W. Lyall D. Knott, Q.C.	William A. Ruskin, 1
Patrick A. Williams	Alexander Petrenko	Bernard Pinsky, 5
Roy A. Nieuwenburg	William C. Helgason	William D. Holder
Nigel P. Kent, 1	Douglas W. Lahay	David W. Kington
Diane M. Bell	Anne L.B. Kober	R. Brock Johnston
Neil P. Melliship	Kenneth K.C. Ing, 14, 15	Darren T. Donnelly
Mark S. Weintraub	Kevin J. MacDonald	Don C. Sihota
R. Barry Fraser	James A. Speakman	Ethan P. Minsky, 7, 8, 10
Brock H. Smith	Nicole M. Byres	Peter Kenward
D. Lawrence Munn, 9	John C. Fiddick	R. Glen Boswall
Virgil Z. Hlus, 5	Stewart L. Muglich, 9	Samantha Ip
Jonathan L.S. Hodes, 1, 6	Gwendoline Allison	Mark J. Longo, 3
Aaron B. Singer	L.K. Larry Yen, 11	Amy A. Mortimore
Jane Glanville	Richard T. Weiland	Allyson L. Baker, 3
Warren G. Brazier, 5	Veronica P. Franco	Krista Prockiw
Jeffrey F. Vicq, 4	Brent C. Clark	Conrad Y. Nest, 11
C. Michelle Tribe	James T. Bryce	Jonathan C. Lotz, 9
Cam McTavish	Lisa D. Hobman	Valerie S. Dixon
Satinder K. Sidhu	Steven M. Donley, 13	Tasha L. Coulter
Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
Marta C. Davidson	Rina J. Jaswal	Sarah W. Jones
Michal Jaworski	Jun Ho Song, 5, 9, 12	Shauna K.H. Towriss
Anna D. Sekunova	Kyle M. Wilson	Eric T. Pau
Kristine P. All	Pratibha Sharma	Angela M. Blake
Seva Batkin	David A. Hunter	Matthew R. Ely

January 8, 2010 BY EMAIL Passport Arts Inc. 5147 Mountain Sights Montreal, Quebec H3W 2Y1 Canada	Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

	Canada	United States	International
	1 Alberta 2 Manitoba 3 Ontario 4 Saskatchewan	5 California 6 Colorado 7 District of Columbia 8 Florida 9 New York 10 Virginia 11 Washington 12 Nevada	13 Australia 14 Hong Kong 15 United Kingdom

Attention:	Asbed Palakian, President and Chief Executive Officer

Dear Mr. Palakian:

     Re: Passport Arts Inc. – Registration Statement on Form S-1/A

     We have acted as counsel to Passport Arts Inc. (the “Company”), a Nevada corporation, in connection with the preparation of a registration statement on Form S-1/A (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offering of 533,500 shares of the Company’s common stock (the “Registered Shares”) by the selling stockholders named in the Registration Statement.

In connection with this opinion, we have reviewed:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement;

(e)	The Prospectus (the “Prospectus”) constituting a part of the Registration Statement; and

(f)	such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

     We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon the statements or certificates of officers or representatives of the Company.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are duly and validly authorized and issued, fully paid and non-assessable.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Nevada, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws be changed after the effective date of the Registration Statement by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP

cc: United States Securities and Exchange Commission